Exhibit 99.1

SS&C Announces Public Offering of Common Stock

WINDSOR, CT, April 3, 2018 (PR NEWSWIRE) – SS&C Technologies Holdings, Inc. (the “Company” or “SS&C”) (NASDAQ: SSNC) today announced the commencement of an underwritten public offering of up to $1.25 billion of its common stock, subject to market conditions. SS&C intends to grant the underwriters a 30-day option to purchase up to an additional $187.5 million of its common stock for sale in the offering.

The Company intends to use approximately $728 million of the net proceeds of this offering, together with the proceeds from debt financing transactions, to finance its pending acquisition of DST Systems, Inc. (“DST”). The Company intends to use the remaining net proceeds for general corporate purposes, which may include the repayment of indebtedness or to fund future acquisitions. Completion of the offering is not contingent upon consummation of the acquisition of DST or the terms of the acquisition. If the acquisition of DST is not consummated for any reason, the Company will use all of the net proceeds from this offering for general corporate purposes.

The offering is being made through an underwriting group led by Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, who are acting as lead book-running managers. Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBC Capital Markets, LLC are also acting as joint book-running managers. Barclays Capital Inc. and J.P. Morgan Securities LLC are acting as co-managers.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this press release relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by contacting Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, or telephone: 1-800- 221-1037, or email: newyork.prospectus@credit-suisse.com or Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on SS&C of the proposed acquisition of DST, the expected timing and conditions precedent relating to the proposed acquisition of DST, anticipated earnings enhancements, synergies, and other strategic options. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “anticipates”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, unanticipated issues associated with the satisfaction of the conditions precedent to the proposed acquisition; issues associated with obtaining necessary regulatory approvals and the terms and conditions of such approvals; the inability to obtain financing and the terms of any financing; the inability to integrate successfully DST within SS&C and to obtain anticipated synergies; exposure to potential litigation; and changes in anticipated costs related to the acquisition of DST. Additional factors that could cause actual results and developments to differ materially include, among others, the state of the economy and the financial services industry, SS&C’s ability to finalize large client contracts, fluctuations in customer demand for SS&C’s products and services, intensity of competition from application vendors, delays in product development, SS&C’s ability to control expenses, terrorist activities, risks of cyberattacks, exposure to litigation, SS&C’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for SS&C’s products and services, the prevailing market price of SS&C’s stock from time to time, SS&C’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of SS&C’s Annual Report on Form 10-K for the year ended December 31, 2017 and DST’s Annual Report on Form 10-K for the year ended December 31, 2017, each of which is on file with the SEC. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, SS&C undertakes no obligation to update or revise any forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software for the global financial services industry. Founded in 1986, SS&C is headquartered in Windsor, Connecticut and has offices around the world. Some 11,000 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services.

SOURCE: SS&C

For more information

Patrick Pedonti | Chief

Financial Officer, SS&C

Technologies

Tel: +1-860-298-4738 | E-mail:

InvestorRelations@sscinc.com

Justine Stone | Investor

Relations, SS&C Technologies

Tel: +1- 212-367-4705 | E-mail:

InvestorRelations@sscinc.com